SHARE PURCHASE AND TRANSFER AGREEMENT

THIS SHARE PURCHASE AND TRANSFER AGREEMENT, made on this January 31, 2008 (hereinafter referred to as the "**Signing Date**") by and among Mr. Bernd Michael ("**Bernd Michael**" or "**Purchaser**"), resident at Am Hövel 9, 40667 Meerbusch, Germany, and NeoMedia Technologies Incorporation, a company duly established under the laws of Delaware, whose registered office is at Two Concourse Parkway, Suite 500, Atlanta, Georgia 30328, USA, (hereinafter referred to as "**Seller**"; Purchaser and Seller collectively hereinafter referred to as the "**Parties**" and individually hereinafter referred to as a "**Party**"), owner of 491,716 shares of common stock issued by 12snap AG (hereinafter referred to as the "**Company**"), a German corporation, with its principal place of business at Munich (collectively hereinafter referred to as the "**Shares**").

WHEREAS, the Shares are evidenced in global share certificate No. 7 (*Namenssammelaktie über EUR 491,716*) (hereinafter referred to as "**Global Certificate 7**");

WHEREAS, under the OPTION AGREEMENT dated April 4, 2007 (hereinafter referred to as the "**Option Agreement**") Bernd Michael has agreed to grant to the Seller an option to sell and transfer the Shares to Bernd Michael and Bernd Michael has agreed to pay to the Seller USD 750.000 (in words: US Dollars seven hundred and fifty thousand) in exchange therefore (the "**Put Option**"); and

WHEREAS, on January 3, 2008 the Seller has exercised the Put Option and the Purchaser has received Seller's Exercise Notice as defined in the Option Agreement.

NOW, THEREFORE, in consideration of the agreements of the Parties herein, Bernd Michael and the Seller hereby agree as follows:

SECTION 1

SALE AND PURCHASE AND TRANSFER OF THE SHARES

1.1. The Seller hereby sells (*verkauft*), and the Purchaser hereby purchases (*kauft*), upon the terms and conditions of this Agreement (hereinafter referred to as the "**Agreement**"), the Shares. The sale and purchase of the Shares hereunder shall include any and all rights pertaining to the Shares, including, without limitation, the right to receive dividends which have not yet been distributed prior the Signing Date. The Shares shall be sold together with all rights and obligations attaching thereto with economic effect (*schuldrechtliche Wirkung*) as of the Signing Date.

1.2 Subject to the condition precedent (*aufschiebende Bedingung*) of payment of the Purchase Price (as defined in Section 2.1 below) pursuant to Section 2.2 below (i) the Seller hereby transfers (*tritt ab*) the Shares to the Purchaser and (ii) the Seller hereby transfers the legal title (*übereignen*) to the Global Certificate 7 to the Purchaser. The Purchaser hereby accepts such transfers.

1.3 Immediately following the execution of this Agreement, the Seller shall hand over (*übergeben*) the Global Certificate 7 to the Purchaser versus (*Zug-um-Zug*) Seller's receipt of the Purchase Price (as defined in Section 2.1 below).

SECTION 2

PURCHASE PRICE; CONDITIONS OF PAYMENT

2.1 The Purchase Price to be paid by the Purchaser for the Shares as sold and purchased hereunder shall be:

USD 750,000

(in words United States Dollars seven hundred and fifty thousand)

(hereinafter referred to as the "**Purchase Price**").

2.2 The Purchase Price shall be paid in cash, free of any charges and fees of the Purchaser's bank and in immediately available funds, immediately following the execution of this Agreement on the Signing Date to the Seller's account:

Account Name:
Account number:
ABA Routing Number:
Bank Name:
Bank Location:
Swift Code:
(hereinafter referred to as the "**Seller's Account**").

SECTION 3

SELLER'S GUARANTIES

The Seller hereby guarantees to the Purchaser by way of an independent promise of guaranty in accordance with section 311 para. 1 of the German Civil Code (*Bürgerliches Gesetzbuch*) (*selbständiges Garantieversprechen i.S.d. § 311 Abs. 1 BGB*) (hereinafter referred to as the "**Guaranties**") that the statements set forth herein are true, complete and accurate as of the Signing Date, it being understood that such statements shall not constitute a quality guaranty concerning the object of the purchase within the meaning of sections 443, 444 of the German Civil Code (*Garantie für die Beschaffenheit der Sache*):

3.1 Seller has been duly established and is validly existing under its respective jurisdiction. Seller has the unrestricted right, power, authority and capacity to execute and consummate this Agreement and the transactions contemplated therein. All required approvals of any corporate bodies of Seller have been given.

3.2 Seller holds full and unrestricted legal and beneficial title (*uneingeschränkte rechtliche und wirtschaftliche Inhaberschaft*) to the Shares. The Shares are not pledged (*verpfändet*), attached (*gepfändet*), or otherwise encumbered (*belastet*) with any third party rights and are not subject to any (i) trust arrangement (*Treuhandverhältnis*), silent partnership (*stille Beteiligung*), sub-participation (*Unterbeteiligung*) or similar arrangement; (ii) pending transfer or other disposition (*Verfügung*); (iii) sale, contribution or other contractual arrangement creating an obligation to transfer or encumber; or (iv) shareholders' resolution providing for their redemption (*Einziehung*).

3.3 No insolvency or similar proceedings have been, or have been threatened to be, opened over the assets of Seller, and there are no circumstances that would require or justify the opening of or application for such proceedings until 90 days after Signing Date.

3.4 This Agreement constitutes legal, valid and binding obligations of Seller enforceable in accordance with their terms.

3.5 The execution and consummation of this Agreement and of the transactions contemplated herein by Seller does not violate the articles of association, partnership agreement or other corporate documents, as the case may be, or any other legal obligations of Seller and is not subject to challenge (*Anfechtung*) by any third party on any legal basis, including on the basis of any creditor protection laws, including but not limited to any principle of equal treatment of creditors of Seller according to the federal Bankruptcy Code preference statue or laws to avoid fraudulent conveyance or fraudulent transfers including but not limited to the Uniform Fraudulent Transfer Act and the federal Bankruptcy Code.

3.6 There is no action, suit, investigation or other proceeding pending or threatened against or affecting Seller before any court, arbitrator, governmental body, agency or official that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the execution or consummation of this Agreement or the transactions contemplated therein, and there are no circumstances likely to give rise to any of the foregoing.

3.7 The Seller has made available to Purchaser copies of all contracts between the Company and the Seller.

Section 4

Full Disclosure

No representation or warranty made by the Seller in this Agreement is false or misleading, or omits to state any fact that is necessary to make the statements made, in the context in which made, not false or misleading.

SECTION 5

REMEDIES

5.1 Restitution in Kind; Damages

5.1.1 If any of the Guaranties set forth in Sections 3, 4 hereof is not true, complete and accurate (hereinafter referred to as **"Guaranty Claim"**) the Seller shall put the Purchaser in such position as the Purchaser would have been had the Guaranties given by the Seller been true, complete and accurate (restitution in kind; *Naturalrestitution*).

5.1.2 Should the Purchaser be able to show that restitution in kind as contemplated in Section 5.1.1 hereof is insufficient to compensate the Purchaser for losses suffered as a consequence of the breach of Guaranty, the Purchaser shall have the right to demand that the Seller in the limitations of liabilities as set forth in Section 6 below, in addition to providing restitution in kind, pay monetary damages (*Schadensersatz in Geld)* to the Purchaser all of this in such amount as necessary to cover such insufficiency.

5.2. Notice of Guaranty Claim

In the event of a Guaranty Claim, the Purchaser

(i) shall notify the Seller in writing of the Guaranty Claim (such notice to include a statement of the facts upon which the Guaranty Claim is based and the amount of the Guaranty Claim to the extent that such amount can be determined at the time when such notice is given) prior to the expiry of a period of three months after the Signing Date (hereinafter referred to as the **"Guaranty Period"**)

and

(ii) commence arbitration proceedings to pursue such Guaranty Claim within four weeks as of notification to the Seller in accordance with section 5.2 (i) hereof.

5.3 Exclusion of Guaranty Claims

The Seller shall not be liable for, and the Purchaser shall not be entitled to bring, any Guaranty Claim in connection with this Agreement, if and to the extent that, the limitation of liabilities under Section 6 hereof applies.

5.4 Exclusion of further Remedies

The Seller and the Purchaser agree that the remedies the Purchaser may have against the Seller in case of a Guaranty Claim are solely governed by this Agreement, and the remedies provided for by this Agreement shall be the exclusive remedies available to the Purchaser, provided that the Purchaser shall not be barred from resorting to other remedies against the Seller if a claim of the Purchaser against the Seller is arising as a result of willful or intentional breach of the Seller's obligations under this Agreement.

SECTION 6

LIMITATIONS OF LIABILITIES

6.1 Time Limits

All Guaranty-, indemnification-, hold harmless- and similar claims arising under this Agreement shall be time-barred either (i) with expiration of the Guaranty Period provided that the Purchaser has not notified the Seller of such claims on or prior to the expiration of the Guaranty Period or (ii) with the Purchaser's failure to commence arbitration proceedings within the time limit provided in Sections 5.2 (ii).

6.2 De Minimis

No liability shall arise for the Seller under this Agreement to the extent that the aggregate amount of all claims of the Purchaser does not exceed EUR 25,000 (in words: Euro twenty five thousand) (herein referred to as the "**De Minimis Claims**"). In case the aggregate amount of all claims of the Purchaser is greater than EUR 25,000 (in words: Euro twenty five thousand) the Seller's liability shall be, subject to any further limitations under this Agreement, the aggregate amount of all claims including the De Minimis Claims. This limitation shall not apply to all claims of the Purchaser arising as a result of willful or intentional breaches of the Seller's obligations under this Agreement.

6.3 Liability Cap

6.3.1 The aggregate liability of the Seller under this Agreement shall not exceed the Purchase Price.

6.3.2 The limitation per Section 6.3.1 shall not apply and the liability of the Seller under this Agreement shall be unlimited in case of all claims of the Purchaser arising as a result of willful or intentional breaches of the Seller's obligations under this Agreement.

SECTION 7

COMPANY'S APPROVAL

7.1 The transfer of the Shares requires the Company's approval a copy of which is together with a copy of the respective resolution of the Company's supervisory board attached hereto as Exhibit 7.1.

SECTION 8

ASSIGNMENTS OF RIGHTS AND OBLIGATIONS

8.1 This Agreement and any rights and obligations hereunder cannot be transferred or assigned in whole or in part without the prior written consent of the other Party hereto.

SECTION 9

MISCELLANEOUS

9.1 Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Germany, excluding its provisions on conflict of laws and the United Nations Convention on Contracts for the International Sale of Goods (CISG).

9.2 Arbitration

Any dispute, controversy or claim arising from or in connection with this Agreement and its execution shall be finally settled by arbitration. Immediately after execution of this Agreement, the Parties shall execute the Arbitration Agreement which will be attached hereto as Exhibit 9.2.

9.3 Interest under this Agreement

Except as otherwise provided herein, each Party shall pay interest on any amounts becoming due and payable to the other Party, as the case may be, under this Agreement as from the respective due dates until, but not including, the day of payment at the rate of 0.25 %-points over the basic interest rate (*Basiszinssatz*) within the meaning of section 247 para. 1 of the German Civil Code p.a. on the basis of actual days elapsed and a 360-day year.

9.4 Amendments, Supplements, Modifications, Termination

Any amendment or supplement to or modification or termination of this Agreement, including this provision, shall be valid only if made in writing, except where a stricter form (e.g. notarization) is required under applicable law.

9.5 Headings

The headings and sub-headings of the sections contained herein are for convenience and reference purposes only and shall not affect the meaning or construction of any of the provisions hereof.

9.6 Language

This Agreement is written in the English language. Terms to which a German translation has been added shall be interpreted throughout this Agreement in the meaning assigned to them by the German translation.

9.7 Entire Agreement

This Agreement constitutes the entire agreement among and between the Parties with respect to the subject matter hereof and shall substitute and supersede any negotiations, agreements and understandings, oral or written, heretofore made between the Parties with respect to the subject matter hereof. Side agreements to this Agreement do not exist.

tween the Parties with respect to the subject matter hereof. Side agreements to this Agreement do not exist.

9.8 Severability

Should any provision of this Agreement be or become invalid, ineffective or unenforceable as a whole or in part, the validity, effectiveness and enforceability of the remaining provisions shall not be affected thereby. Any such invalid, ineffective or unenforceable provision shall, to the extent permitted by law, be deemed replaced by such valid, effective and enforceable provision as comes closest to the economic intent and purpose of such invalid, ineffective or unenforceable provision. The aforesaid shall apply *mutatis mutandis* to any gap in this Agreement.

9.9 Effectiveness

This Agreement shall be countersigned in two (2) originals and shall be binding upon all Parties having signed this Agreement irrespective of whether the respective Party has received an original hereof. The Parties agree that exchange of signatures by fax to the other Party is sufficient.

In witness whereof, the Parties hereto have caused this Agreement to be executed in person or by their duly authorized representatives, all as of this January 31, 2008.

For NeoMedia Technologies, Inc.:

By: Frank J. Pazera
Title: Chief Financial Officer

For Bernd M. Michael:

By: Rainer Kreifels
Title: Attorney-in-Fact

VOLLMACHT | **POWER OF ATTORNEY**

Bernd M. Michael
Am Hövel 9
40667 Meerbusch
Germany

(der „**Vollmachtgeber**") (the „**Principal**")

erteilt hiermit herewith confers upon

RA Rainer Kreifels

c/o MLawGroup Partnerschaft von Rechtsanwälten Besner Kreifels Kremer von Baum
Maximilianstraße 31
80539 München

(„**Bevollmächtigter**") ("**Attorney-in-Fact**")

Vollmacht zur Vertretung des Vollmachtgebers bei

- Unterzeichnung und Abschluss des Share Purchase and Transfer Agreement regarding the Sale and Purchase of Shares in 12snap AG Munich, Germany ("**SPA**") aufgrund dessen NeoMedia Technologies Inc. an den Vollmachtgeber verkauft und abtritt und der Vollmachtgeber von NeoMedia Technologies Inc. kauft und die Abtretung annimmt 491.716 Stammaktien der 12snap AG.

Diese Vollmacht erstreckt sich u.a. auch auf die Unterzeichnung und Abschluss aller Verträge und Erklärungen im Zusammenhang mit dem SPA, einschließlich aber nicht beschränkt auf die in Zusammenhang

this Power of Attorney to represent the Principal in

- signing and closing of the Share Purchase and Transfer Agreement regarding the Sale and Purchase of Shares in 12snap AG Munich, Germany ("**SPA**") pursuant to which NeoMedia Technologies will sell and transfer to the Principal and the Principal will buy and accept the transfer of from NeoMedia Technologies Inc. 491,716 shares of common stock of 12snap AG.

This Power of Attorney includes but is not limited to signing and closing of all contracts and declarations in connection with the SPA, including but not limited to the arbitration agreement in connection with

mit dem SPA stehende Schiedsvereinbarung.

the SPA.

Der Bevollmächtigte ist dazu berechtigt, alle in diesem Zusammenhang notwendigen oder zweckmäßigen Erklärungen für den Vollmachtgeber abzugeben und Handlungen für den Vollmachtgeber vorzunehmen, einschließlich aber nicht beschränkt auf den Empfang von Aktienurkunden.

The Attorneys-in-Fact shall be authorized to make any and all statements and do any and all acts necessary or appropriate in connection with the above said on behalf of the Principal, including but not limited to the receipt of share certificates.

Der Bevollmächtigte ist von den Beschränkungen des § 181 BGB* befreit.

The Attorneys-in-Fact shall each be exempt from the restrictions set forth in Sec. 181 German Civil Code (*BGB*)*.

Der Bevollmächtigte ist ermächtigt, Untervollmacht in gleichem Umfang zu erteilen und zu widerrufen.

The Attorneys-in-Fact shall be authorized to delegate any and all of the authorities granted pursuant to this power of attorney, and to revoke such delegations.

Der deutsche Wortlaut dieser Vollmacht ist stets maßgeblich.

The German wording hereof shall prevail.

24. Januar 2008

January 24, 2008

Bernd M. Michael

---

* § 181 BGB: Eine Person kann nicht für beide Parteien handeln, einerseits als Vertreter der Partei, die diese Vollmacht erteilt und andererseits für sich selbst oder als Vertreter einer anderen Partei, es sei denn, sie ist von diesen Beschränkungen seitens der jeweiligen Partei befreit.

* Sec. 181 BGB provides: A person is prohibited to act on behalf of both parties, on the one side as a representative of the party giving this power of attorney and on the other side on behalf of himself or as a representative of another party, if not exempt from these restrictions by the respective parties.

An

Bernd M. Michael
Am Hövel 9
40667 Meerbusch
Deutschland

Zustimmung der 12snap AG, München

Die 12snap AG, München, stimmt hiermit der Übertragung von 491.716 Stück Stammaktien an der 12snap AG von der NeoMedia Technologies, Inc., Florida, USA, an Herrn Bernd Michael, Meerbusch, Deutschland, gemäß dem Share Purchase and Transfer Agreement vom 31. Januar 2008 zu.

Die deutsche Version dieser Erklärung geht der englischen vor.

Consent of 12snap AG, Munich

12snap AG, Munich, herewith consents to the assignment of 491,716 ordinary shares in 12snap AG from NeoMedia Technologies, Inc., Florida, USA, to Bernd Michael, Meerbusch, Germany, under the Share Purchase and Transfer Agreement dated January 31, 2008.

The German version of this consent shall prevail.

München, den / this 31. Januar 2008

12snap AG:

(Dr. Michael Birkel,
einzelvertretungsberechtigtes Mitglied
des Vorstands)

30342_1.DOC

Niederschrift über eine Sitzung des Aufsichtsrats der 12snap AG, München

Minutes of a Meeting of the Supervisory Board of

12snap AG, München

Der Aufsichtsrat der 12snap AG, München, hat in seiner Sitzung am 31. Januar 2008 einstimmig beschlossen was folgt:

The supervisory board of 12snap AG, Munich, in the meeting on January 31, 2008 resolved unanimously the following:

I. Die 12snap AG, München, stimmt der Übertragung von 491.716 Stück Stammaktien an der 12snap AG von der NeoMedia Technologies, Inc., Florida, USA, an Herrn Bernd Michael, Meerbusch, Deutschland, gemäß dem Share Purchase and Transfer Agreement vom 31. Januar 2008 zu.

I. 12snap AG, Munich, consents to the assignment of 491,716 ordinary shares in 12snap AG from NeoMedia Technologies, Inc., Florida, USA, to Bernd Michael, Meerbusch, Germany, under the Share Purchase and Transfer Agreement dated January 31, 2008.

Die deutsche Version dieses Beschlusses geht der englischen vor.

The German version of this resolution shall prevail.

München, den / this 31. Januar 2008

Thomas Steinhart
(Stellvertretender Vorsitzender des Aufsichtsrats)

30341_1.DOC

Execution Copy

CLOSING MEMORANDUM

regarding

the Sale and Transfer of Shares

in

12snap AG

Munich, Germany

January 31, 2008

CLOSING MEMORANDUM

by and between

1. NeoMedia Technologies Incorporation, a company duly established under the laws of Delaware, whose registered office is at Two Concourse Parkway, Suite 500, Atlanta, Georgia 30328, USA

- "**Seller**" -

2. Mr. Bernd Michael, Am Hövel 9, 40667 Meerbusch, Germany

- "**Purchaser**" -

- Seller and Purchaser collectively the "**Parties**" -

RECITALS

(A) **WHEREAS,** Seller and Purchaser entered into a Share Purchase and Transfer Agreement pertaining to 491,716 shares of common stock issued by 12snap AG, a German stock corporation having its registered seat (*Sitz*) in Munich, Germany and and registered with the commercial register held at the local court (Amtsgericht) München under HRB 127322 (the "**Company**") evidenced in the global share certificate no. 7 (*Namenssamelaktie über EUR 491.716*) (the "**Global Certificate No. 7**") today (the "**Share Purchase and Transfer Agreement**").

(B) WHEREAS, the Parties intend to confirm by this closing memorandum (the "**Closing Memorandum**") that certain actions have occurred.

NOW, THEREFORE, the Parties agree as follows:

1. Interpretation

Unless otherwise defined in this Closing Memorandum or where the context otherwise requires, words and expressions used in this Closing Memorandum have the meanings and constructions ascribed to them in the Share Purchase and Transfer Agreement.

2. Payment of Purchase Price

2.1 Purchaser has transferred the Purchase Price in the amount of USD 750,000 (in words: United States Dollars seven hundred and fifty thousand) into Sellers' Account as set forth in Sections 2.1 and 2.2 of the Share Purchase and Transfer Agreement.

2.2 The confirmation by the respective bank about transfer of the Purchase Price is contained in Annex 2.2.

2.3 The Parties are in agreement that Purchase Price has not been received by Seller on Seller's Account yet and that the Purchase Price shall be deemed to be paid only upon it has been credited to Seller's Account.

3. Receipt of Global Certificate No. 7

Purchaser confirms the receipt of the Global Certificate No. 7 which was handed over by Freshfields Bruckhaus Deringer that held Global Certifacte No. 7 in trust for Seller.

4. Final Provisions

4.1 In this Agreement the headings are inserted for convenience only and shall not affect the interpretation of this Agreement; where a German term has been inserted in parentheses and/or italics it alone (and not the English term to which it relates) shall be authoritative for the purpose of the interpretation of the relevant English term in this Agreement.

4.2 This Closing Memorandum shall be governed by, and be construed in accordance with, the laws of the Federal Republic of Germany, without regard to principles of conflicts of laws and without regard to the UN Convention on the Sale of Goods.

4.3 Should one or more provisions of this Closing Memorandum be or become invalid or unenforceable in whole or in part, the validity and enforceability of the other provisions of this Closing Memorandum shall not be affected thereby. In such case, the Parties hereto agree to recognize and give effect to such valid and enforceable provision or provisions which come closest to the commercial intent of the Parties pursued with the invalid or unenforceable provision or provisions. The same shall apply in the event that the Agreement contains any gaps (*Vertragslücken*).

~~unenforceable provision or provisions. The same shall apply in the event that the Agreement contains any gaps (*Vertragslücken*).~~ RK fa

4.4 This Agreement shall be countersigned in two (2) originals and shall be binding upon all Parties having signed this Agreement irrespective of whether the respective Party has received an original hereof. The Parties agree that exchange of signatures by fax to the other Party is sufficient.

January 31, 2008

For NeoMedia Technologies, Inc.:

By: Frank J. Pazera
Title: Chief Financial Officer

For Bernd M. Michael

By: Rainer Kreifels
Title: Attorney-in-Fact